                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                                (AMENDMENT NO. 1)



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  July 16, 1996
                Date of Report (Date of earliest event reported)


                          APPLIED DIGITAL ACCESS, INC.
             (Exact name of registrant as specified in its charter)



       California                    0-23698                68-0132939
(State or other jurisdiction       (Commission            (I.R.S. Employer
     of incorporation)             File Number)          Identification No.)


                               9855 Scranton Road
                               San Diego, CA 92121
                    (Address of principal executive offices)


                                 (619) 623-2200
              (Registrant's telephone number, including area code)


                                                       Total number of pages: 13

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on July 16, 1996 to read as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a)     Report of Independent Accountants..........................................................4

                   Statement of Net Assets Acquired at July 16, 1996 as of'
                   December 31, 1995..........................................................................5

                   Statement of Operations for the Year Ended December 31, 1995...............................6

                   Notes to the Statement of Net Assets Acquired at July 16, 1996
                   and Statement of Operations................................................................7


           (b)     Introduction to Unaudited Pro Forma Financial Statements...................................9

                   Pro Forma Combining Balance Sheets (Unaudited) as of
                   June 30, 1996.............................................................................10

                   Pro Forma Combining Statements of Operations (Unaudited)
                   for the Six Months Ended June 30, 1996....................................................11

                   Pro Forma Combining Statements of Operations (Unaudited)
                   for the Year Ended December 31, 1995......................................................12

                   Note to Pro Forma Combining Financial Statements (Unaudited)..............................13

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Applied Digital Access, Inc.


Dated:  September 30, 1996              By:    /s/ PETER P. SAVAGE
                                           -------------------------------------
                                           Peter P. Savage
                                           President and Chief Executive Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
     Applied Digital Access, Inc.


We have audited the accompanying Statement of Net Assets Acquired at July 16, 1996 as of December 31, 1995 and Statement of Operations for the year ended December 31, 1995 (collectively the "Statements") of the Special Services Network Division (acquired by Applied Digital Access, Inc. from MPR Teltech, Ltd. ["MPR"]). The Statements are the responsibility of Applied Digital Access, Inc.'s management. Our responsibility is to express an opinion on the Statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statements were prepared for inclusion in the Form 8-K/A of Applied Digital Access, Inc. on the basis of presentation as described in Note 1, and are not intended to be a complete presentation of the Special Services Network Division's assets, liabilities, and operations.

In our opinion, the Statements referred to above present fairly, in all material respects, the net assets acquired at July 16, 1996 as of December 31, 1995 and the results of operations for the year ended December 31, 1995 of the Special Services Network Division on the basis of presentation as described in Note 1, in conformity with generally accepted accounting principles.





San Diego, California
September 20, 1996

                        SPECIAL SERVICES NETWORK DIVISION
                   (ACQUIRED BY APPLIED DIGITAL ACCESS, INC.)

                STATEMENT OF NET ASSETS ACQUIRED AT JULY 16, 1996
                             AS OF DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                   ----------



Computer equipment, net of accumulated depreciation of $2,703     $493
                                                                   ---

               Net assets acquired                                $493
                                                                  ====

                   The accompanying notes are an integral part
                              of these statements.

                        SPECIAL SERVICES NETWORK DIVISION
                   (ACQUIRED BY APPLIED DIGITAL ACCESS, INC.)

                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                   ----------



Revenues                                                 $10,412
                                                         -------
Cost of revenues:
     Division costs, direct                                5,720
     Corporate allocation, indirect                        2,793
                                                         -------

                                                           8,513
                                                         -------

Income before income taxes                                 1,899

Provision for income taxes                                 1,045
                                                         -------

                                                         $   854
                                                         =======


                   The accompanying notes are an integral part
                              of these statements.

                        SPECIAL SERVICES NETWORK DIVISION
                   (ACQUIRED BY APPLIED DIGITAL ACCESS, INC.)

                            NOTES TO THE STATEMENT OF
                    NET ASSETS ACQUIRED AT JULY 16, 1996 AND
                             STATEMENT OF OPERATIONS

                                   ----------


 1.    BASIS OF PRESENTATION:

       On July 16, 1996 ("Acquisition Date"), Applied Digital Access, Inc. ("ADA") acquired certain assets of MPR Teltech, Ltd. ("MPR Teltech"), a subsidiary of BC TELECOM, Inc. The assets acquired were part of MPR Teltech's operating unit commonly known as the Special Services Network Division ("SSN"). SSN is an operations systems software development group with expertise in development of network management systems for public access. SSN developed operations system software primarily for Prism Systems, Ltd., a joint venture of Northern Telecom and BC TELECOM, Inc. ADA and its subsidiary Applied Digital Access-Canada, Inc. ("ADA-Canada") acquired the assets for $4.2 million in cash and 150,000 shares of ADA's common stock. The transaction will be accounted for under the purchase method. The Statement of Net Assets Acquired as of July 16, 1996 is not intended to be a complete presentation of the assets and liabilities of the Special Services Network Division, rather a presentation of tangible assets acquired by ADA at July 16, 1996 as of December 31, 1995 at MPR Teltech's historical net book value.

       The accompanying Statement of Operations include only the revenues and expenses attributable to SSN's operations. Prior to the acquisition, SSN was included in the financial statements of MPR Teltech which were included in the consolidated financial statements of BC TELECOM, Inc., and was not accounted for as a separate entity. The Statement of Operations includes certain expenses that were incurred in connection with the operations of SSN which were allocated to SSN by MPR Teltech. Such allocated expenses include costs incurred by MPR Teltech associated with supporting SSN's operations and included the following expenses: quality control, manufacturing management, legal services, financial services, facilities management, business support, human resources, computer services, purchasing and executive support. Such costs were allocated to SSN's indirect cost of revenues based on SSN's direct labor costs as a percentage of total MPR Teltech direct labor costs. Interest expense which may have been incurred for any debt directly or indirectly associated with the operations of SSN and income taxes were not charged to SSN's Statement of Operations.

                        SPECIAL SERVICES NETWORK DIVISION
                   (ACQUIRED BY APPLIED DIGITAL ACCESS, INC.)

                            NOTES TO THE STATEMENT OF
                    NET ASSETS ACQUIRED AT JULY 16, 1996 AND
                            STATEMENT OF OPERATIONS,
                                    CONTINUED

                                   ----------


 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from estimates.

       COMPUTER EQUIPMENT

       Computer equipment is stated at cost and depreciated over the estimated useful lives of the assets (three years) using the straight-line method.

       Maintenance and repairs are charged to expense as incurred. Upon retirement or disposition, the computer equipment and related accumulated depreciation are removed from the accounts and any resulting profit or loss is credited or charged to income.

       Depreciation expense, maintenance and repairs, and any profit or loss upon retirement or disposition are recorded on MPR Teltech's records and allocated to the operating units (see Note 1).

       REVENUE RECOGNITION

       For the year ended December 31, 1995, approximately 98% of SSN's revenues were earned under a master agreement between MPR Teltech and Prism Systems, Ltd. Under such agreement, revenue is recognized as costs are incurred, including a profit percentage, in accordance with the contract terms.

       INCOME TAXES

       The provision for income taxes represents the calculation of taxes at the Canadian statutory rate of 55% as if SSN were a separate entity at December 31, 1995.

                      APPLIED DIGITAL ACCESS, INC. AND THE
                        SPECIAL SERVICES NETWORK DIVISION
                              OF MPR TELTECH, LTD.


                       INTRODUCTION TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

                                   ----------


On July 16, 1996, Applied Digital Access, Inc. ("ADA") acquired certain assets of MPR Teltech, Ltd. ("MPR Teltech"), a subsidiary of BC TELECOM, Inc. The assets acquired were part of MPR Teltech's operating unit commonly known as the Special Services Network Division ("SSN"). ADA and its Canadian subsidiary, Applied Digital Access-Canada, Inc. ("ADA-Canada") acquired the assets for $4.2 million in cash and 150,000 shares of ADA's common stock. The transaction will be accounted for as a purchase.

SSN is located in Vancouver, British Columbia, Canada, and has expertise in the development of network management systems for public carriers. SSN has become part of ADA-Canada and will develop network performance management operations systems software products for ADA and its customers. ADA intends to use the acquired equipment in the same manner in which it was previously used and intends to maintain a majority of the assets and related operations in Vancouver, British Columbia, Canada for the foreseeable future.

The attached unaudited pro forma combining financial statements for the year ended December 31, 1995 and six months ended June 30, 1996 and as of June 30, 1996 give effect to the acquisition accounted for by the purchase method. The pro forma combining statements of operations assume that the acquisition took place at January 1, 1995. In addition, the pro forma information for ADA reflects the pro forma combination of ADA and Applied Computing Devices, Inc. ("ACD"). ADA acquired certain assets of ACD for $1.7 million in cash in February 1996. ACD was a company that developed and marketed operating system software used primarily by independent telephone companies to manage certain functions in their network. The December 31, 1995 pro forma combining financial statements reflecting the ACD asset acquisition by ADA are included in the Form 8-K/A previously filed on February 29, 1996.

The pro forma combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results. The pro forma combining financial information should be read in conjunction with the historical financial statements and the related notes thereto of ADA and ACD, previously filed, and the historical financial statements and related notes thereto of SSN included herein.

       APPLIED DIGITAL ACCESS, INC. AND SPECIAL SERVICES NETWORK DIVISION

                 PRO FORMA COMBINING BALANCE SHEETS (UNAUDITED)
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)
                                   ----------

                                                             ADA             SSN          ADJUSTMENTS          COMBINED
                                                             ---             ---          -----------          --------
ASSETS
- ------
Current assets:
    Cash and cash equivalents......................        $  1,883        $   --          $   --             $  1,883
    Investments - current..........................          22,076            --            (4,256)(a)         17,820
    Accounts receivable, net.......................           3,411            --              --                3,411
    Inventory, net.................................           7,441            --              --                7,441
    Deferred income taxes..........................             750            --              --                  750
    Prepaid expenses and other current assets......           1,646            --              --                1,646
                                                           --------        --------        --------           --------

            Total current assets...................          37,207            --            (4,256)            32,951

Investments, non-current...........................           5,972            --              --                5,972
Property and equipment, net........................           4,019             493             363 (a)          4,875
Deferred income taxes..............................             752            --              --                  752
Other..............................................             315            --             2,588 (a)          2,903
                                                           --------        --------        --------           --------

                                                           $ 48,265        $    493        $ (1,305)          $ 47,453
                                                           ========        ========        ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable...............................        $  1,724        $   --          $   --             $  1,724
    Accrued expenses...............................           1,338            --               200 (a)          1,538
    Accrued warranty...............................           1,368            --              --                1,368
    Current portion of obligations under
        capital lease..............................              23            --              --                   23
                                                           --------        --------        --------           --------

            Total current liabilities..............           4,453            --               200              4,653

Obligations under capital leases, net of
    current portion................................              41            --              --                   41
                                                           --------        --------        --------           --------

            Total liabilities......................           4,494            --               200              4,694

Shareholders' equity:
    Common stock...................................          49,318            --             1,088 (a)         50,406
    Additional paid-in capital.....................           2,416            --              --                2,416
    Unrealized gain on investments.................              (4)           --              --                   (4)
    Accumulated deficit............................          (7,959)           --            (2,100)(a)        (10,059)
    Division equity................................              --               493            (493)(a)             -
                                                           --------        --------        --------           --------

            Total shareholders' equity.............          43,771             493          (1,505)            42,759
                                                           --------        --------        --------           --------

                                                           $ 48,265        $    493        $ (1,305)          $ 47,453
                                                           ========        ========        ========           ========

       APPLIED DIGITAL ACCESS, INC. AND SPECIAL SERVICES NETWORK DIVISION

            PRO FORMA COMBINING STATEMENTS OF OPERATIONS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   ----------

                                                          ADA             SSN       ADJUSTMENTS         COMBINED
                                                          ---             ---       -----------         --------
Revenue     ......................................      $11,253        $ 4,544      $     -              $ 15,797
Cost of revenue...................................        5,067          2,585            (73)(b)           7,579
Corporate allocation..............................          -              990            -                   990
                                                        -------        -------      ---------            --------

            Gross profit..........................        6,186            969            (73)              7,228

Operating expenses:
    Research and development......................        3,962            -              -                 3,962
    In-process research and development
        related to acquisition....................        1,186            -              -                 1,186
    Sales and marketing...........................        3,335            -              -                 3,335
    General and administrative....................        1,526            -              432 (b)           1,958
                                                        -------        -------      ---------            --------

            Total operating expenses..............       10,009            -              432              10,441
                                                        -------        -------      ---------            --------

            Operating income (loss)...............       (3,823)           969           (359)             (3,213)

Interest income...................................          953            -              -                   953
Other income, net.................................           42            -              -                    42
                                                        -------        -------      ---------            --------

            Income (loss) before income taxes.....       (2,828)           969           (359)             (2,218)

Income tax provision..............................          -              533            -                   533
                                                        -------        -------      ---------            --------

            Net income (loss).....................      $(2,828)       $   436      $    (359)           $ (2,751)
                                                        =======        =======      =========            ========

Loss per common share.............................      $  (.24)                                         $   (.23)
                                                        =======                                          ========

Shares used in per share computations.............       11,983                                            12,133
                                                        =======                                          ========

       APPLIED DIGITAL ACCESS, INC. AND SPECIAL SERVICES NETWORK DIVISION

            PRO FORMA COMBINING STATEMENTS OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   ----------


                                                      ADA             SSN           ADJUSTMENTS     COMBINED
                                                    --------        --------        -----------     --------
Revenue ..........................................  $ 28,335        $ 10,412        $   --         $  38,747
Cost of revenue ..................................     9,925           5,720            (145)(b)      15,500
Corporate allocation .............................      --             2,793            --             2,793
                                                    --------        --------        --------       ---------
            Gross profit .........................    18,410           1,899             145          20,454
Operating expenses:
    Research and development .....................    11,502            --              --            11,502
    In-process research and development
        related to acquisition ...................     1,186            --             2,100(a)        3,286
    Sales and marketing ..........................     7,270            --              --             7,270
    General and administrative ...................     7,185            --               863(b)        8,048
                                                    --------        --------        --------       ---------

            Total operating expenses .............    27,143            --             2,963          30,106
                                                    --------        --------        --------       ---------

            Operating income (loss) ..............    (8,733)          1,899          (2,818)         (9,652)

Interest income ..................................     2,023            --              --             2,023
Other income, net ................................       153            --              --               153
                                                    --------        --------        --------       ---------

            Income (loss) before income taxes ....    (6,557)          1,899          (2,818)         (7,476)

Income tax provision .............................      --             1,045            --             1,045
                                                    --------        --------        --------       ---------

            Net income (loss) ....................  $ (6,557)       $    854        $ (2,818)      $  (8,521)
                                                    ========        ========        ========       =========

Loss per common share ............................  $   (.56)                                      $    (.71)
                                                    ========                                       =========

Shares used in per share computations ............    11,806                                          11,956
                                                    ========                                       =========

       APPLIED DIGITAL ACCESS, INC. AND SPECIAL SERVICES NETWORK DIVISION

          NOTE TO PRO FORMA COMBINING FINANCIAL STATEMENTS (UNAUDITED)

                                   ----------


PRO FORMA FINANCIAL STATEMENTS:

The pro forma financial statements have been prepared to reflect the acquisition of SSN by ADA. Pro forma adjustments are made to reflect the following:

a.   Cash price paid                                              $4,256,000
     Value of 150,000 shares of common stock issued                1,088,000
     Transaction costs incurred                                      200,000
                                                                  ----------

               Total purchase price                               $5,544,000
                                                                  ==========

     Purchase price allocation:
         In-process research and development acquired             $2,100,000
         Know how and other                                        2,588,000
         Property and equipment                                      856,000
                                                                  ----------

               Total                                              $5,544,000
                                                                  ==========


b. Reflects the adjustment of SSN's results for the depreciation as a result of the acquisition.

     Property and equipment of $856,000 with a three year life results in annual depreciation of $285,000.

     Know how and other of $2,588,000 with a three year life results in annual amortization of $856,000.